Exhibit 99.2

Option No.:_____

CUBESMART
2007 EQUITY INCENTIVE PLAN
(As Amended and Restated, Effective June 1, 2016)

NONQUALIFIED SHARE OPTION AGREEMENT

CubeSmart, a Maryland real estate investment trust (the “Company”), grants an option to purchase common shares of beneficial interest, $.01 par value, (the “Shares”) of the Company to the Optionee named below.  The terms and conditions of the option are set forth in this cover sheet, in the attachment, and in the Company’s 2007 Equity Incentive Plan, as amended from time to time (the “Plan”).

Grant Date:                            , 2019

Name of Optionee:

Number of Shares Covered by Option:

Option Price per Share: $          .

Vesting Start Date:                            , 2019

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
Name:

Company:
	Name:	Christopher P. Marr
President and Chief Executive Officer

This is not a share certificate or a negotiable instrument.

CUBESMART 2007 EQUITY INCENTIVE PLAN
NONQUALIFIED SHARE OPTION AGREEMENT

Nonqualified Share Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.
Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested Shares not less than 100 Shares, unless the number of Shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase Shares under this option vests as to one-third (1/3) of the total number of Shares covered by this option, as shown on the cover sheet, on each of the first three anniversaries of the Vesting Start Date (each an “Anniversary Date”), provided you then continue in service to each such Anniversary Date. The resulting aggregate number of vested Shares will be rounded to the nearest whole number, and you cannot vest in more than the number of Shares covered by this option.

Other than pursuant to the terms of this Agreement, no additional Shares will vest after your service has terminated for any reason unless otherwise provided in a severance plan adopted by the Company in which you are eligible to participate or as determined by the Committee.

Change in Control

If upon a Change in Control, the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) (the “Surviving Corporation”), and your option, to the extent it is outstanding and not yet exercised, is not assumed by, or replaced with a comparable award by, the Surviving Corporation, your right to purchase Shares under this option will become fully vested and exercisable upon such Change in Control.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your service terminates, as described below.

Termination In Connection with Change in Control

If (i) the Company is not the Surviving Corporation in a Change in Control, (ii) your option was assumed by, or replaced with a comparable award by, the Surviving Corporation, and (iii) your service terminates without Cause upon or within 12 months following a Change in Control (“Change in Control Termination”), your option that is outstanding and unexercised immediately prior to your date of termination will become fully vested and exercisable as of your date of termination.  For purposes of this Agreement, the term “Cause” shall have the meaning assigned to such term in any applicable Company severance plan in which you are an eligible employee, or in the absence of such a severance plan, then it shall have the meanings assigned to such term in the Plan.

Termination for Cause	If your service is terminated for Cause, then you immediately forfeit all rights to your option and the option immediately expires.
Death

If your service terminates because of your death, then your option shall become fully vested and will expire on the earlier of (a) the end of the term of your option, or (b) at the close of business at Company headquarters on the date twelve (12) months after the date of death. During the applicable period described in the preceding sentence, your estate or heirs may exercise your option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the earlier of (i) the end of the term of your option, or (ii) the date twelve (12) months after your Retirement Date. In such a case, during the applicable period described in the preceding sentence, your estate or heirs may exercise the vested portion of your option.

Disability

If your service terminates because of your Disability, then your option shall become fully vested and will expire at the close of business at Company headquarters on the earlier of (a) the end of the term of your option, or (b) the date twelve (12) months after your Retirement Date.  For purposes of this Agreement, the term “Disability” shall have the meanings assigned to such term in any applicable Company severance plan in which you are an eligible employee, or in the absence of such a severance plan, then it shall have the meanings assigned to such term in the Plan.

Retirement

If your service terminates because of your Retirement and on the Effective Date of Retirement you enter into the Restrictive Covenant Agreement with a Restricted Period of twenty-four months, then your unvested options will continue to vest following the Effective Date of Retirement in accordance with the vesting terms set forth in the “Issuance and Vesting” section above and vested options (including options that vest after the Effective Date of Retirement) which have not yet been exercised will expire on the earlier of (i) the end of the term of your option, or (ii) the date five (5) years after your Effective Date of Retirement.  For purposes of this Agreement, the terms (a) “Retirement” shall mean the attainment of the age of sixty (60) plus a minimum of ten (10) years of employ or service of the Company or any of its Subsidiaries or Affiliates; (b) “Effective Date of Retirement” shall mean the date that is at least six (6) months following your delivery of written notice to the Company notifying the Company of the effective date of your Retirement; (c) “Restrictive Covenant Agreement” shall mean the agreement in the form attached as Appendix I hereto; and (d) “Restricted Period” shall have the same meaning assigned to such term in the Restrictive Covenant Agreement.

Leaves of Absence

For purposes of this option, your service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your service will be treated as terminating 90 days after your employee leave commences, unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your service terminates for all purposes under the Plan.
Other Termination

If your service terminates for any reason, other than death, Disability, Retirement, Cause, or a Change in Control Termination, then your option expires on the earlier of (a) the expiration of the term of your option, or (b) at the close of business at Company headquarters on the 90th day after your Retirement Date.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase (in a parcel of at least 100 Shares generally). Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s or domestic partner’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
	•	Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.
•

Shares which have already been owned by you for more than six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

•

By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes (if approved in advance by the Compensation Committee of the Board if you are either an executive officer or a director of the Company).

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Shares acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of Shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid and expire. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or domestic partner, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Retention Rights

Neither your option nor this Agreement gives you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserves the right to terminate your service at any time and for any reason.

Recoupment Policy

If it is determined by the Board that your gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares delivered to you pursuant to this Agreement or to effect the cancellation of unvested Shares.  In addition, you agree that you will be subject to any compensation clawback and recoupment policies that may be applicable to you as an employee of the Company, as in effect from time to time and as approved by the Board, whether or not approved before or after the Grant Date.

No Impact on Other Benefits

The value of this option and Shares covered by this option is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s Shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your share certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments

In the event of a split, a dividend or a similar change in the Shares, the number of Shares covered by this option and the option price per Share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the option in this Agreement does not create any contractual right or other right to receive any option or other grants in the future. Future grants, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your service with the Company.

The text of the Plan is incorporated in this Agreement by reference. Except as otherwise noted, capitalized terms used in this Agreement, and not otherwise defined in this Agreement, have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Optionees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this option grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Doug Tyrell (dtyrell@cubesmart.com) to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

APPENDIX I

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of , 20__ by and between CubeSmart, a Maryland real estate investment trust (the “Company”), and (the “Executive”).

WHEREAS, the Executive is the recipient of one or more grants of common shares of the Company pursuant to written grant agreements dated __________ between the Company and the Executive (the “Grant Agreements”), which Grant Agreements were entered into under the terms and conditions of the CubeSmart 2007 Equity Incentive Plan.

WHEREAS, the Executive’s employment with the Company, CubeSmart, L.P., a Delaware limited partnership of which the Company is the general partner, or any of their direct or indirect subsidiaries (collectively, the “REIT”) terminated because of the Executive’s retirement on ___________, 20__ (“Retirement Date”).

WHEREAS, as a condition to participating in the provisions of the Retirement section of the Grant Agreement (“Retirement Program”), the Company and the Executive agree that the Executive will not engage in competition with the Company and will refrain from taking certain other actions pursuant to the terms and conditions hereof in an effort to protect the Company’s legitimate business interests and goodwill and for other business purposes.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.         As a material inducement to the Executive to enter into this Agreement, the Company will provide the Executive with the Retirement Program in accordance with the terms and conditions of the Grant Agreements. The Executive acknowledges that the Executive is not entitled to receive the Retirement Program unless the Executive executes and complies with this Agreement.

2.         Noncompetition. For twenty-four (24) months after the Retirement Date (the “Restricted Period”), the Executive will not, (a) directly or indirectly, engage in any business involving self-storage facility development, construction, financing, acquisition or operation (“Self Storage Business”), whether such business is conducted by the Executive individually or as a principal, partner, member, stockholder, director, trustee, officer, employee or independent contractor of any Person (as defined below) or (b) own any interests in any self-storage facilities, in each case in the United States of America; provided, however, that this Section 2 shall not be deemed to prohibit the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

3.         Non-solicitation. For the Restricted Period, such Executive will not (a) directly or indirectly solicit, induce or encourage any employee or independent contractor to terminate such employee’s employment or independent contractor’s service with the REIT or to cease rendering services to the REIT, and the Executive shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other Person, (b) hire (on behalf of the Executive or any other Person) any employee or independent contractor who has left the employment or other service of the REIT (or any predecessor thereof) within one year of the termination of such employee’s or independent contractor’s employment or other service with the REIT or (c) directly or indirectly, on behalf of Executive or any other Person, (i) solicit, induce or encourage any of the REIT’s customers, clients, patrons, vendors or suppliers with whom the REIT provided products or services or conducted business within one year prior to the Executive’s termination of employment or service with the REIT or any actively sought prospective customer, client or patron of the REIT for the purpose of providing such customer, client or patron or actively sought prospective customer, client or patron with products or services competitive with those offered by the REIT during Executive’s employment with the REIT, or (ii) encourage any customer, client, patron, vendor or supplier for whom the REIT provided products or services or conducted business within one year prior to Executive’s date of termination of employment or service with the REIT to reduce the level or amount of business such customer, client, patron, vendor or supplier conducts with the REIT.

4.         Confidential and Proprietary Information; Non-Disparagement.

4.1       Confidential Information. The Executive shall keep secret and retain in strictest confidence, and shall not use for their personal benefit or the benefit of others or directly or indirectly disclose, except as may be required, as permitted by Section 4.2, or as appropriate in connection with the Executive carrying out their duties under this Agreement, all confidential information, knowledge or data relating to the Company or any of its affiliates, or to the Company’s or any such affiliate’s respective businesses and investments (including confidential information of others that has come into the possession of the Company or any such affiliate), learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates and which is not generally available lawfully and without breach of confidential or other fiduciary obligation to the general public without restriction (the “Confidential Company Information”), except with the Company’s express written consent or as may otherwise be required by law or any legal process, including without limitation as set forth in Section 4.2 below.

4.2       Reports to Government Entities. Nothing in this Agreement restricts or prohibits the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information, including trade secret information, to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in conduct protected by this section, and the Executive is not required to notify the Company that the Executive has engaged in such conduct.

Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

4.3       Return of Documents; Rights to Products. All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the businesses and investments of the Company and its affiliates shall be the Company’s property and shall be delivered to the Company at any time on request, except as otherwise permitted under Section 4.2 above. To the extent that the Executive made use of their own personal computing device(s) (e.g., PDA, laptop, iPad, thumbdrive, etc.) during and in connection with their employment with the Company, the Executive agrees to deliver such personal computing device(s) to the Company for review and permit the Company to delete all of the Company’s confidential information from such personal computing device(s), and/or permit the Company to remotely delete all of the Company’s confidential information from such personal computing device(s).

The Executive shall assign to the Company all rights to trade secrets and other products relating to the Company’s business developed by the Executive alone or in conjunction with others at any time while employed by the Company.

4.4       Non-Disparagement. The Executive shall not disparage the Company, its business, its employees, officers or agents, or any of the Company’s affiliates or related entities in any manner harmful to their business or business reputation, except as otherwise permitted under Section 4.2 above.

5.         Reasonable and Necessary Restrictions. The Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period set forth in Section 2 and the restrictions set forth in Sections 2 and 3, are reasonable, fair and equitable in terms of duration, scope and geographic area, are necessary to protect the legitimate business interests of the REIT, and are a material inducement to the Company to enter into this Agreement.

6.         Specific Performance. The Executive acknowledges that the obligations undertaken by such Executive pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if the Executive shall fail to perform any of such Executive’s obligations hereunder, and the Executive therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive. Further, the Executive agrees to indemnify and hold harmless the Company from and against any reasonable costs and expenses incurred by the Company as a result of any breach of this Agreement by such Executive, and in enforcing and preserving the Company’s rights under this Agreement, including, without limitation, the Company’s reasonable attorneys’ fees. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition. If the Executive is the prevailing party in any action in which the Company seeks to enforce its rights under this Agreement, the Company agrees to indemnify and hold harmless the Executive from and against any reasonable costs and expenses incurred by the Executive as a result of such action, including, without limitation, the Executive’s reasonable attorneys’ fees.

7.         Miscellaneous Provisions.

7.1       Assignment; Binding Effect. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor. Subject to the foregoing provisions restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.

7.2       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. This Section 7.2 shall not be used to limit or restrict the rights or remedies, whether express or implied, of any noncompetition or non-solicitation policies of the REIT applicable to the Executive.

7.3       Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

7.4       Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.5       Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. Notwithstanding the foregoing, in the event that the restrictions against engaging in competitive activity contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive or unreasonable in any other respect, the Agreement shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action and the court may limit the application of any other provision or covenant, or modify any such term, provision or covenant and proceed to enforce this Agreement as so limited or modified. To the extent necessary, the parties shall revise the Agreement and enter into an appropriate amendment to the extent necessary to implement any of the foregoing.

7.6       Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland, but not including the choice-of-law rules thereof.

7.7       Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.8       Executive’s Acknowledgement. The Executive acknowledges that the Executive has had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (ii) that the Executive has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on their own judgment.

7.9       Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of an electronic or telecopied facsimile transmission), or (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid or (iii) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:

(i)if to the Executive, to the address set forth in the records of the Company; and

(ii)if to the Company,

CubeSmart

5 Old Lancaster Road

Malvern PA 19355

Attn: Chief Legal Officer

Email: jfoster@cubesmart.com

Facsimile No.: (610) 293-5720

7.10     Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

THE EXECUTIVE:

THE COMPANY:

CUBESMART

By:
Name: